Colony Capital

August 8, 2018

SUPPLEMENTAL FINANCIAL REPORT

SECOND QUARTER 2018

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.

Factors that might cause such a difference include, without limitation, our failure to achieve anticipated synergies in and benefits of the completed merger among NorthStar Asset Management Group Inc., Colony Capital, Inc. and NorthStar Realty Finance Corp., the impact of changes to organizational structure and employee composition, Colony Capital’s liquidity, including its ability to complete sales of non-core investments, whether Colony Capital will be able to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes, the timing of and ability to deploy available capital, Colony Capital's ability to grow its third-party investment management business, the timing and pace of growth in the Company's industrial platform,the performance of the Company's investment in Colony Credit Real Estate, Inc., whether the Company will realize any anticipated benefits from the Digital Bridge partnership, the timing of and ability to complete additional repurchases of Colony Capital’s stock, Colony Capital’s ability to maintain inclusion and relative performance on the RMZ, Colony Capital’s leverage, including the ability to reduce debt and the timing and amount of borrowings under its credit facility, increased interest rates and operating costs, the impact of amendments to the Company's agreements with its managed companies, adverse economic or real estate developments in Colony Capital’s markets, Colony Capital’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, increased costs of capital expenditures, defaults on or non-renewal of leases by tenants, the impact of economic conditions on the borrowers of Colony Capital’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”).

Statements regarding the following subjects, among others, may constitute forward-looking statements: the market, economic and environmental conditions in the Company’s real estate investment sectors; the Company’s business and investment strategy; the Company’s ability to dispose of its real estate investments; the performance of the real estate in which the Company owns an interest; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. and global economy generally or in specific geographic regions; the Company’s ability to obtain and maintain financing arrangements, including securitizations; the amount and value of commercial mortgage loans requiring refinancing in future periods; the availability of attractive investment opportunities; the general volatility of the securities markets in which the Company participates; changes in the value of the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; the Company’s ability to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended.

All forward-looking statements reflect Colony Capital’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony Capital’s reports filed from time to time with the SEC. Colony Capital cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony Capital does not intend to do so.

This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony Capital has not independently verified such statistics or data.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Colony Capital. This information is not intended to be indicative of future results. Actual performance of Colony Capital may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including; funds from operations, or FFO; core funds from operations, or Core FFO; net operating income (“NOI”); earnings before interest, tax, depreciation and amortization (“EBITDA”); and pro rata financial information.

FFO: The Company calculates funds from operations ("FFO") in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, investments in unconsolidated joint ventures as well as investments in debt and other equity securities, as applicable.

Core FFO: The Company computes core funds from operations ("Core FFO") by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment; (iii) equity-based compensation expense; (iv) effects of straight-line rent revenue and expense; (v) amortization of acquired above- and below-market lease values; (vi) amortization of deferred financing costs and debt premiums and discounts; (vii) unrealized fair value gains or losses and foreign currency remeasurements; (viii) acquisition-related expenses, merger and integration costs; (ix) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (x) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (xi) non-real estate depreciation and amortization; (xii) change in fair value of contingent consideration; and (xiii) tax effect on certain of the foregoing adjustments. Beginning with the first quarter of 2018, the Company’s Core FFO from its interest in Colony Credit Real Estate, Inc. (NYSE: CLNC) and NorthStar Realty Europe Corp. (NYSE: NRE) represented its percentage interest multiplied by CLNC’s Core Earnings and NRE’s Cash Available for Distribution (“CAD”), respectively. Refer to CLNC’s and NRE's respective filings with the SEC for the definition and calculation of Core Earnings and CAD.

FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.

The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to net income as a measure of the Company’s performance.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

NOI and EBITDA: The Company believes that NOI and EBITDA are useful measures of operating performance of its respective real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties.

NOI and EBITDA exclude historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI and EBITDA provide a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI and EBITDA. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.

NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.

Pro-rata: The Company presents pro-rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro-rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro-rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro-rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro-rata information in the same methodology, and accordingly, the Company’s pro-rata information may not be comparable to such other REITs' pro-rata information. As such, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Tenant/operator provided information: The information related to the Company’s tenants/operators that is provided in this presentation has been provided by, or derived from information provided by, such tenants/operators. The Company has not independently verified this information and has no reason to believe that such information is inaccurate in any material respect. The Company is providing this data for informational purposes only.

Colony Capital | Supplemental Financial Report

Note Regarding CLNY Reportable Segments / Consolidated and OP Share of Consolidated Amounts

Colony Capital holds investment interests in six reportable segments: Healthcare Real Estate; Industrial Real Estate; Hospitality Real Estate; CLNC; Other Equity and Debt; and Investment Management.

Healthcare Real Estate
As of June 30, 2018, the consolidated healthcare portfolio consisted of 413 properties: 192 senior housing properties, 108 medical office properties, 99 skilled nursing facilities and 14 hospitals. The Company’s equity interest in the consolidated Healthcare Real Estate segment was approximately 71% as of June 30, 2018. The healthcare portfolio earns rental and escalation income from leasing space to various healthcare tenants and operators. The leases are for fixed terms of varying length and generally provide for rent and expense reimbursements to be paid in monthly installments. The healthcare portfolio also generates operating income from healthcare properties operated through management agreements with independent third-party operators, predominantly through structures permitted by the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”).

Industrial Real Estate
As of June 30, 2018, the consolidated industrial portfolio consisted of 392 primarily light industrial buildings totaling 47.5 million rentable square feet across 20 major U.S. markets and was 93% leased. During the second quarter 2018, the Company raised $175 million of new third-party capital. As a result, the Company’s equity interest in the consolidated Industrial Real Estate segment decreased to approximately 37% as of June 30, 2018 from 40% as of March 31, 2018. Total third-party capital commitments were approximately $1.4 billion compared to cumulative balance sheet contributions of $749 million as of June 30, 2018. The Company continues to own a 100% interest in the related operating platform. The Industrial Real Estate segment is comprised of and primarily invests in light industrial properties in infill locations in major U.S. metropolitan markets generally targeting multi-tenanted warehouses less than 250,000 square feet.

Hospitality Real Estate
As of June 30, 2018, the consolidated hospitality portfolio consisted of 167 properties: 97 select service properties, 66 extended stay properties and 4 full service properties. The Company’s equity interest in the consolidated Hospitality Real Estate segment was approximately 94% as of June 30, 2018. The hospitality portfolio consists primarily of premium branded select service hotels and extended stay hotels located mostly in major metropolitan markets, of which a majority are affiliated with top hotel brands. The select service hospitality portfolio, referred to as the THL Hotel Portfolio, which the Company acquired through consensual transfer during the third quarter 2017, is not included in the Hospitality Real Estate segment and is included in the Other Equity and Debt segment.

Colony Credit Real Estate, Inc. (“CLNC”)
On February 1, 2018, Colony Credit Real Estate, Inc., a leading commercial real estate credit REIT, announced the completion of the combination of a select portfolio of the Company’s assets and liabilities from the Other Equity and Debt segment with NorthStar Real Estate Income Trust, Inc. (“NorthStar I”) and NorthStar Real Estate Income II, Inc. (“NorthStar II”) in an all-stock transaction. In connection with the closing, CLNC completed the listing of its Class A common stock on the New York Stock Exchange under the ticker symbol “CLNC.” The combination created a permanent capital vehicle, externally managed by the Company, with approximately $4.9 billion in assets, excluding securitization trust liabilities, and $3.1 billion in equity value as of June 30, 2018. The Company owns 48.0 million shares, or 37%, of CLNC and earns an annual base management fee of 1.5% on stockholders’ equity and an incentive fee of 20% of CLNC’s Core Earnings over a 7% hurdle rate.

Other Equity and Debt
The Company owns a diversified group of strategic and non-strategic real estate and real estate-related debt and equity investments. Strategic investments include our 11% interest in NorthStar Realty Europe Corp. (NYSE: NRE) and other investments for which the Company acts as a general partner or manager (“GP Co-Investments”) and receives various forms of investment management economics on the related third-party capital. Non-strategic investments are composed of those investments the Company does not intend to own for the long term including net leased assets; real estate loans; other real estate equity including the THL Hotel Portfolio and the Company’s interest in Albertsons; limited partnership interests in third-party sponsored real estate private equity funds; and multiple classes of commercial real estate (“CRE”) securities.

Investment Management
The Company’s Investment Management segment includes the business and operations of managing capital on behalf of third-party investors through closed and open-end private funds, non-traded and traded real estate investment trusts and registered investment companies.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNY OP”) and noncontrolling interests. Figures labeled as CLNY OP share represent the Company’s pro-rata share.

Colony Capital | Supplemental Financial Report

Table of Contents

			Page
I.	Overview
	a.	Summary Metrics	6
	b.	Summary of Segments	7-8
II.	Financial Results
	a.	Consolidated Balance Sheet	9
	b.	Noncontrolling Interests’ Share Balance Sheet	10
	c.	Consolidated Segment Operating Results	11
	d.	Noncontrolling Interests’ Share Segment Operating Results	12
	e.	Segment Reconciliation of Net Income to FFO & Core FFO	13
III.	Capitalization
	a.	Overview	14
	b.	Investment-Level Debt Overview	15
	c.	Revolving Credit Facility Overview	16
	d.	Corporate Securities Overview	17
	e.	Debt Maturity and Amortization Schedules	18
IV.	Healthcare Real Estate
	a.	Summary Metrics and Operating Results	19
	b.	Portfolio Overview	20-21
V.	Industrial Real Estate
	a.	Summary Metrics and Operating Results	22
	b.	Portfolio Overview	23

			Page
VI.	Hospitality Real Estate
	a.	Summary Metrics and Operating Results	24
	b.	Portfolio Overview	25
VII.	CLNC
	a.	Overview	26
VIII.	Other Equity and Debt
	a.	Strategic Investments	27
	b.	Net Lease and Other Real Estate Equity	28
	c.	Real Estate Debt	29-31
	d.	Real Estate PE Fund Interests	32
	e.	CRE Securities	33
IX.	Investment Management
	a.	Summary Metrics	34
	b.	Assets Under Management	35
X.	Appendices
	a.	Definitions	37-38
	b.	Reconciliation of Net Income (Loss) to NOI/EBITDA	39-40

Colony Capital | Supplemental Financial Report	5

Ia. Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended June 30, 2018, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$(92,806)
Net income (loss) attributable to common stockholders per basic share	(0.19)
Core FFO	93,487
Core FFO per basic share	0.18
Q3 2018 dividend per share	0.11
Annualized Q3 2018 dividend per share	0.44

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$22,819,717
CLNY OP share of consolidated assets	16,441,662
Total consolidated debt(1)	10,414,000
CLNY OP share of consolidated debt(1)	7,665,995
Shares and OP units outstanding as of June 30, 2018	520,893
Shares and OP units outstanding as of August 6, 2018(2)	520,893
Share price as of August 6, 2018	6.15
Market value of common equity & OP units as of August 6, 2018	3,203,492
Liquidation preference of perpetual preferred equity(3)	1,436,605
Insider ownership of shares and OP units	6.5%
Total Assets Under Management ("AUM")	$ 43.0 billion
Fee Earning Equity Under Management ("FEEUM")	$ 17.1 billion

Notes:
In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.

(1)	Represents principal balance and excludes debt issuance costs, discounts and premiums. See additional footnotes on page 14.
(2) Does not include approximately 2.0 million shares and OP units expected to be issued to senior management as a result of achieving one of the contingent consideration targets for the 2015 Colony Capital, LLC internalization transaction.
(3) Excludes $200 million redeemed in the third quarter 2018.

Colony Capital | Supplemental Financial Report	6

Ib. Overview - Summary of Segments

($ in thousands; as of or for the three months ended June 30, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Healthcare Real Estate
Q2 2018 net operating income(1)(2)	$73,856	$52,363
Annualized net operating income(3)	309,824	219,662
Investment-level non-recourse financing(4)	3,257,637	2,321,387

Industrial Real Estate
Q2 2018 net operating income(2)	49,078	18,257
Annualized net operating income	196,312	73,028
Investment-level non-recourse financing(4)	1,073,830	399,788

Hospitality Real Estate
Q2 2018 EBITDA(2)	85,978	81,077
TTM EBITDA(5)	284,144	267,946
Investment-level non-recourse financing(4)	2,610,222	2,439,349

Notes:

(1)
NOI includes $1.4 million consolidated or $1.0 million CLNY OP share of interest earned related to $77 million consolidated or $54 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended June 30, 2018.

(2)	For a reconciliation of net income/(loss) attributable to common stockholders to NOI/EBITDA, please refer to the appendix to this presentation.

(3)	Excludes $3.6 million consolidated or $2.5 million CLNY OP share of second quarter 2018 non-recurring bad debt expense.

(4)	Represents unpaid principal balance.

(5)	TTM = trailing twelve month.

Colony Capital | Supplemental Financial Report	7

Ib. Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended June 30, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
CLNC
Net carrying value of 37% interest	$1,146,355	$1,146,355
Other Equity and Debt(1)
1) Strategic Investments
a) GP co-investments - net carrying value	1,144,034	421,742
b) Net carrying value of 11% interest in NRE	75,044	75,044
2) Net lease real estate equity
a) Q2 2018 net operating income	7,929	7,797
b) Investment-level non-recourse financing(2)	335,375	334,739
3) Other real estate equity
a) Undepreciated carrying value of real estate assets(3)	2,453,176	1,271,563
b) Investment-level non-recourse financing(2)	1,509,183	790,907
c) Carrying value - unconsolidated / equity method investments (including Albertsons)	554,714	477,016
4) Real estate debt
a) Carrying value - consolidated(4)	614,491	407,556
b) Investment-level non-recourse financing(2)	36,747	23,779
c) Carrying value - equity method investments	28,405	20,895
d) Carrying value - real estate assets (REO within debt portfolio) and other(3)	25,721	14,689
5) Real estate PE fund investments
a) Carrying value		142,744
6) CRE securities
a) Net carrying value		78,206
Investment Management
Third-party AUM ($ in millions)		28,144
FEEUM ($ in millions)		17,080
Q2 2018 fee revenue and REIM platform earnings of investments in unconsolidated ventures		39,116
Net Assets
Cash and cash equivalents, restricted cash and other assets(5)	1,194,887	902,574
Accrued and other liabilities and dividends payable(6)	912,833	745,867
Net assets	282,054	156,707
Notes:

(1)	Includes assets classified as held for sale on the Company’s financial statements.

(2)	Represents unpaid principal balance.

(3)	Includes all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation.

(4)	Excludes $77 million consolidated or $54 million CLNY OP share carrying value of healthcare real estate development loans.

(5)
Other assets exclude $10 million consolidated or $8 million CLNY OP share of deferred financing costs and restricted cash excludes $150 million consolidated or $83 million CLNY OP share of restricted cash which is included in the undepreciated carrying value of the hotel portfolio in Other Real Estate Equity shown on page 28.

(6)
Accrued and other liabilities exclude $63 million consolidated and CLNY OP share of deferred tax liabilities and other liabilities which are not due in cash and includes $200 million preferred stock redemption payable.

Colony Capital | Supplemental Financial Report	8

IIa. Financial Results - Consolidated Balance Sheet

($ in thousands, except per share data) (Unaudited)	As of June 30, 2018
Assets
Cash and cash equivalents	$480,230
Restricted cash	398,981
Real estate, net	14,254,108
Loans receivable, net	1,791,889
Investments in unconsolidated ventures	2,491,342
Securities, at fair value	144,421
Goodwill	1,534,561
Deferred leasing costs and intangible assets, net	610,853
Assets held for sale	637,802
Other assets	431,222
Due from affiliates	44,308
Total assets	$22,819,717
Liabilities
Debt, net	$9,994,115
Accrued and other liabilities	679,658
Intangible liabilities, net	173,702
Liabilities related to assets held for sale	256,477
Due to affiliates	9,383
Dividends and distributions payable	86,656
Preferred stock redemptions payable	200,000
Total liabilities	11,399,991
Commitments and contingencies
Redeemable noncontrolling interests	33,523
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,436,605 liquidation preference; 250,000 shares authorized; 57,464 shares issued and outstanding	1,407,495
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 489,764 shares issued and outstanding	4,898
Class B, 1,000 shares authorized; 708 shares issued and outstanding	7
Additional paid-in capital	7,616,918
Distributions in excess of earnings	(1,443,717)
Accumulated other comprehensive income (loss)	23,930
Total stockholders’ equity	7,609,531
Noncontrolling interests in investment entities	3,393,981
Noncontrolling interests in Operating Company	382,691
Total equity	11,386,203
Total liabilities, redeemable noncontrolling interests and equity	$22,819,717

Colony Capital | Supplemental Financial Report	9

IIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

($ in thousands, except per share data) (Unaudited)	As of June 30, 2018
Assets
Cash and cash equivalents	$182,307
Restricted cash	126,115
Real estate, net	4,677,850
Loans receivable, net	740,195
Investments in unconsolidated ventures	255,612
Securities, at fair value	28,251
Goodwill	—
Deferred leasing costs and intangible assets, net	169,591
Assets held for sale	144,912
Other assets	59,530
Due from affiliates	(6,308)
Total assets	$6,378,055
Liabilities
Debt, net	$2,708,407
Accrued and other liabilities	166,962
Intangible liabilities, net	57,318
Liabilities related to assets held for sale	17,860
Due to affiliates	4
Dividends and distributions payable	—
Preferred stock redemptions payable	—
Total liabilities	2,950,551
Commitments and contingencies	—
Redeemable noncontrolling interests	33,523
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,436,605 liquidation preference; 250,000 shares authorized; 57,464 shares issued and outstanding	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 489,764 shares issued and outstanding	—
Class B, 1,000 shares authorized; 708 shares issued and outstanding	—
Additional paid-in capital	—
Distributions in excess of earnings	—
Accumulated other comprehensive income (loss)	—
Total stockholders’ equity	—
Noncontrolling interests in investment entities	3,393,981
Noncontrolling interests in Operating Company	—
Total equity	3,393,981
Total liabilities, redeemable noncontrolling interests and equity	$6,378,055

Colony Capital | Supplemental Financial Report	10

IIc. Financial Results - Consolidated Segment Operating Results

	Three Months Ended June 30, 2018
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues
Property operating income	$143,839	$71,685	$229,259	$—	$145,855	$—	$—	$590,638
Interest income	1,409	62	—	—	42,586	—	126	44,183
Fee income	—	—	—	—	—	39,924	—	39,924
Other income	171	730	114	—	2,509	9,619	1,711	14,854
Total revenues	145,419	72,477	229,373	—	190,950	49,543	1,837	689,599
Expenses
Property operating expense	69,983	20,483	143,321	—	86,887	—	—	320,674
Interest expense	45,179	10,856	36,494	—	46,476	—	14,304	153,309
Investment, servicing and commission expense	3,110	60	3,546	—	11,028	5,923	2,284	25,951
Transaction costs	—	—	—	—	2,334	—	307	2,641
Depreciation and amortization	38,229	32,482	35,925	—	23,521	6,204	1,535	137,896
Provision for loan loss	—	—	—	—	13,933	—	—	13,933
Impairment loss	1,982	174	—	—	7,366	60,312	—	69,834
Compensation expense	1,751	2,632	1,514	—	2,783	15,299	31,180	55,159
Administrative expenses	445	1,084	84	—	3,192	1,959	19,026	25,790
Total expenses	160,679	67,771	220,884	—	197,520	89,697	68,636	805,187
Other income (loss)
Gain on sale of real estate assets	—	—	—	—	42,702	—	—	42,702
Other gain (loss), net	(4,465)	—	(162)	—	18,216	(123)	15,332	28,798
Earnings of investments in unconsolidated ventures	—	—	—	5,413	7,767	(11,305)	—	1,875
Income (loss) before income taxes	(19,725)	4,706	8,327	5,413	62,115	(51,582)	(51,467)	(42,213)
Income tax benefit (expense)	(355)	(38)	(1,556)	—	(262)	2,882	(87)	584
Net income (loss) from continuing operations	(20,080)	4,668	6,771	5,413	61,853	(48,700)	(51,554)	(41,629)
Income (loss) from discontinued operations	—	—	—	—	(219)	—	—	(219)
Net income (loss)	(20,080)	4,668	6,771	5,413	61,634	(48,700)	(51,554)	(41,848)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	—	—	—	—	1,873	—	—	1,873
Investment entities	(4,841)	3,807	658	—	26,504	1,292	—	27,420
Operating Company	(883)	51	346	309	1,924	(2,922)	(4,553)	(5,728)
Net income (loss) attributable to Colony Capital, Inc.	(14,356)	810	5,767	5,104	31,333	(47,070)	(47,001)	(65,413)
Preferred stock redemption	—	—	—	—	—	—	(3,995)	(3,995)
Preferred stock dividends	—	—	—	—	—	—	31,388	31,388
Net income (loss) attributable to common stockholders	$(14,356)	$810	$5,767	$5,104	$31,333	$(47,070)	$(74,394)	$(92,806)

Colony Capital | Supplemental Financial Report	11

IId. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended June 30, 2018
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality		CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues				—
Property operating income	$40,631	$41,576	$14,121		$—	$63,420	$—	$—	$159,748
Interest income	428	36	—		—	19,280	—	—	19,744
Fee income	—	—	—		—	—	—	—	—
Other income	52	—	9		—	1,379	—	—	1,440
Total revenues	41,111	41,612	14,130		—	84,079	—	—	180,932
Expenses
Property operating expense	18,910	11,968	8,698		—	38,877	—	—	78,453
Interest expense	12,892	6,255	2,367		—	14,037	—	—	35,551
Investment, servicing and commission expense	871	35	137		—	3,844	—	—	4,887
Transaction costs	—	—	—		—	1,557	—	—	1,557
Depreciation and amortization	11,012	18,985	2,248		—	10,261	—	—	42,506
Provision for loan loss	—	—	—		—	6,647	—	—	6,647
Impairment loss	601	101	—		—	4,877	—	—	5,579
Compensation expense	—	14	—		—	363	—	—	377
Administrative expenses	109	423	—		—	1,657	—	—	2,189
Total expenses	44,395	37,781	13,450		—	82,120	—	—	177,746
Other income (loss)
Gain on sale of real estate assets	—	—	—		—	19,647	—	—	19,647
Other gain (loss), net	(1,355)	—	(22)		—	3,313	—	—	1,936
Earnings of investments in unconsolidated ventures	—	—	—		—	4,245	1,292	—	5,537
Income (loss) before income taxes	(4,639)	3,831	658		—	29,164	1,292	—	30,306
Income tax benefit (expense)	(109)	(24)	—		—	(688)	—	—	(821)
Net income (loss) from continuing operations	(4,748)	3,807	658		—	28,476	1,292	—	29,485
Income (loss) from discontinued operations	—	—	—		—	(99)	—	—	(99)
Non-pro rata allocation of income (loss) to NCI	(93)	—	—		—	—	—	—	(93)
Net income (loss) attributable to noncontrolling interests	$(4,841)	$3,807	$658		$—	$28,377	$1,292	$—	$29,293

Colony Capital | Supplemental Financial Report	12

IIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

	Three Months Ended June 30, 2018
	OP pro rata share by segment								Amounts attributable to noncontrolling interests	CLNY consolidated as reported
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total OP pro rata share
Net income (loss) attributable to common stockholders	$(14,356)	$810	$5,767	$5,104	$31,333	$(47,070)	$(74,394)	$(92,806)	$—	$(92,806)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(883)	51	346	309	1,924	(2,922)	(4,553)	(5,728)	—	(5,728)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(15,239)	861	6,113	5,413	33,257	(49,992)	(78,947)	(98,534)	—	(98,534)

Adjustments for FFO:
Real estate depreciation and amortization	25,763	13,448	33,219	8,279	14,755	785	—	96,249	44,350	140,599
Impairment of real estate	1,381	72	—	—	2,489	—	—	3,942	5,580	9,522
Gain from sales of real estate	—	—	—	—	(22,243)	(48)	—	(22,291)	(20,459)	(42,750)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(29,471)	(29,471)
FFO	$11,905	$14,381	$39,332	$13,692	$28,258	$(49,255)	$(78,947)	$(20,634)	$—	$(20,634)

Additional adjustments for Core FFO:
(Gains) and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO(1)	—	—	—	—	15,619	—	—	15,619	14,368	29,987
(Gains) and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	—	—	—	—	—	16,437	—	16,437	—	16,437
Equity-based compensation expense	289	659	250	658	376	1,815	5,986	10,033	—	10,033
Straight-line rent revenue and expense	(1,679)	(791)	(4)	—	(683)	(20)	1,028	(2,149)	(2,340)	(4,489)
Change in fair value of contingent consideration	—	—	—	—	—	—	8,750	8,750	—	8,750
Amortization of acquired above- and below-market lease values	576	(268)	(3)	79	18	—	—	402	31	433
Amortization of deferred financing costs and debt premiums and discounts	4,026	201	3,163	—	5,913	55	1,662	15,020	6,614	21,634
Unrealized fair value gains or losses and foreign currency remeasurements	3,435	—	—	(507)	(2,646)	23	(23,996)	(23,691)	(280)	(23,971)
Acquisition and merger-related transaction costs	—	—	—	857	827	—	308	1,992	1,557	3,549
Merger integration costs(2)	—	—	—	—	—	—	8,472	8,472	—	8,472
Amortization and impairment of investment management intangibles	—	—	—	—	—	66,550	—	66,550	—	66,550
Non-real estate depreciation and amortization	—	49	458	—	—	10	1,535	2,052	48	2,100
Gain on remeasurement of consolidated investment entities and the effect of amortization thereof	—	—	—	—	104	—	—	104	1,771	1,875
Tax (benefit) expense, net	—	—	—	—	—	(1,475)	—	(1,475)	—	(1,475)
Preferred share redemption gain	—	—	—	—	—	—	(3,995)	(3,995)		(3,995)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(21,769)	(21,769)
Core FFO	$18,552	$14,231	$43,196	$14,779	$47,786	$34,140	$(79,197)	$93,487	$—	$93,487
Notes:

(1)
Net of $2.5 million CLNY OP share of depreciation, amortization and impairment charges previously adjusted to calculate FFO and Core Earnings, a non-GAAP measure used by Colony prior to its internalization of the manager.

(2)
Merger integration costs represent costs and charges incurred during the integration of Colony, NSAM and NRF. These integration costs are not reflective of the Company’s core operating performance and the Company does not expect to incur these costs subsequent to the completion of the merger integration. The majority of integration costs consist of severance, employee costs of those separated or scheduled for separation, system integration and lease terminations.

Colony Capital | Supplemental Financial Report	13

IIIa. Capitalization - Overview

($ in thousands; except per share data; as of June 30, 2018, unless otherwise noted)		Consolidated amount	CLNY OP share of consolidated amount

Debt (UPB)
$1,000,000 Revolving credit facility		$—	$—
Convertible/exchangeable senior notes		616,105	616,105
Corporate aircraft promissory note		38,213	38,213
Trust Preferred Securities ("TruPS")		280,117	280,117
Investment-level debt:
Healthcare		3,257,637	2,321,387
Industrial		1,073,830	399,788
Hospitality(1)		2,610,222	2,439,349
Other Equity and Debt		2,537,876	1,571,036
Total investment-level debt(2)		9,479,565	6,731,560
Total debt		$10,414,000	$7,665,995

Perpetual preferred equity, redemption value
Total perpetual preferred equity(3)			$1,436,605

Common equity as of August 6, 2018	Price per share	Shares / Units
Class A and B common stock	$6.15	490,466	$3,016,366
OP units	6.15	30,427	187,126
Total market value of common equity			$3,203,492

Total market capitalization			$12,306,092

Notes:
(1) During the third quarter 2018, refinanced approximately $500 million of consolidated and CLNY OP share of debt in the Hospitality Real Estate segment, extending the fully extended maturity date from 2019 to 2025.
(2) Includes $196 million consolidated and CLNY OP share principal balance of debt related to assets held for sale.
(3) Excludes $200 million redeemed in the third quarter 2018.

Colony Capital | Supplemental Financial Report	14

IIIb. Capitalization - Investment-Level Debt Overview

($ in thousands; as of or for the three months ended June 30, 2018, unless otherwise noted)
Non-recourse investment-level debt overview
		Consolidated	CLNY OP share of consolidated amount
	Fixed / Floating	Unpaid principal balance	Unpaid principal balance	Wtd. avg. years remaining to maturity	Wtd. avg. interest rate(1)
Healthcare	Fixed	$2,168,914	$1,512,745	2.5	4.7%
Healthcare	Floating	1,088,723	808,642	2.8	6.3%
Industrial	Fixed	1,073,830	399,788	11.1	3.8%
Hospitality	Fixed	10,790	10,520	2.6	12.9%
Hospitality	Floating	2,599,432	2,428,829	3.1	5.2%
Other Equity and Debt(2)
Net lease real estate equity	Fixed	335,375	334,739	5.8	4.2%
Other real estate equity	Fixed	87,286	25,656	4.3	3.1%
Other real estate equity	Floating	1,421,897	765,251	4.1	4.6%
Real estate debt	Floating	36,747	23,779	1.3	5.2%
GP Co-investments	Floating	656,571	421,611	3.1	4.3%
Total investment-level debt(2)		$9,479,565	$6,731,560	3.6	5.0%

Fixed / Floating Summary
Fixed		$3,676,195	$2,283,448
Floating		5,803,370	4,448,112
Total investment-level debt(2)		$9,479,565	$6,731,560

Notes:

(1)	Based on 1-month LIBOR of 2.09% and 3-month LIBOR of 2.34%.
(2) Includes $196 million consolidated and CLNY OP share principal balance of debt related to assets held for sale.

Colony Capital | Supplemental Financial Report	15

IIIc. Capitalization - Revolving Credit Facility Overview

($ in thousands, except as noted; as of June 30, 2018)
Revolving credit facility
Maximum principal amount	$1,000,000
Amount outstanding	—
Initial maturity	January 11, 2021
Fully-extended maturity	January 10, 2022
Interest rate	LIBOR + 2.25%

Financial covenants as defined in the Credit Agreement:	Covenant level
Consolidated Tangible Net Worth	Minimum $4,550 million
Consolidated Fixed Charge Coverage Ratio	Minimum 1.50 to 1.00
Interest Coverage Ratio(1)	Minimum 3.00 to 1.00
Consolidated Leverage Ratio	Maximum 0.65 to 1.00

Company status: As of June 30, 2018, CLNY is meeting all required covenant threshold levels

Notes:

(1)
Interest Coverage Ratio represents the ratio of the sum of (1) earnings from borrowing base assets and (2) certain investment management earnings divided by the greater of (a) actual interest expense on the revolving credit facility and (b) the average balance of the facility multiplied by 7.0% for the applicable quarter.

Colony Capital | Supplemental Financial Report	16

IIId. Capitalization - Corporate Securities Overview

($ in thousands, except per share data; as of June 30, 2018, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares	Redemption date
5.0% Convertible senior notes	$200,000	April 15, 2023	5.00% fixed	$15.76	63.4700	12,694	On or after April 22, 2020(1)
3.875% Convertible senior notes	402,500	January 15, 2021	3.875% fixed	16.57	60.3431	24,288	On or after January 22, 2019(1)
5.375% Exchangeable senior notes	13,605	June 15, 2033	5.375% fixed	12.04	83.0837	1,130	On or after June 15, 2020(1)
Total convertible debt	$616,105

TruPS
Description	Outstanding principal	Final due date	Interest rate
Trust I	$41,240	March 30, 2035	3M L + 3.25%
Trust II	25,780	June 30, 2035	3M L + 3.25%
Trust III	41,238	January 30, 2036	3M L + 2.83%
Trust IV	50,100	June 30, 2036	3M L + 2.80%
Trust V	30,100	September 30, 2036	3M L + 2.70%
Trust VI	25,100	December 30, 2036	3M L + 2.90%
Trust VII	31,459	April 30, 2037	3M L + 2.50%
Trust VIII	35,100	July 30, 2037	3M L + 2.70%
Total TruPS	$280,117

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding	Callable period
Series B 8.25% cumulative redeemable perpetual preferred stock	$152,855	6,114	Callable
Series E 8.75% cumulative redeemable perpetual preferred stock	250,000	10,000	On or after May 15, 2019
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	On or after June 19, 2019
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	On or after April 13, 2020
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock(2)	$1,436,605	57,464

Notes:

(1)	Callable at principal amount only if CLNY common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days.
(2) Excludes $200 million redeemed in the third quarter 2018.

Colony Capital | Supplemental Financial Report	17

IIIe. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of June 30, 2018)
Consolidated debt maturity and amortization schedule		Payments due by period(1)
	Fixed / Floating	2018	2019		2020	2021	2022 and after	Total
$1,000,000 Revolving credit facility	Floating	$—	$—		$—	$—	$—	$—
Convertible/exchangeable senior notes	Fixed	—	—		—	402,500	213,605	616,105
Corporate aircraft promissory note	Fixed	1,529	2,124		2,233	2,350	29,977	38,213
TruPS	Floating	—	—		—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	111	1,750,231		7,052	8,338	403,182	2,168,914
Healthcare	Floating	14,788	624,221		52,251	397,463	—	1,088,723
Industrial	Fixed	407	839		875	2,350	1,069,359	1,073,830
Hospitality	Fixed	—	—		—	10,790	—	10,790
Hospitality	Floating	—	512,000	(2)	247,750	209,682	1,630,000	2,599,432
Other Equity and Debt	Fixed	48,660	14,930		15,058	26,957	317,056	422,661
Other Equity and Debt	Floating	174,310	253,074		54,196	437,694	1,195,941	2,115,215
Total debt(3)		$239,805	$3,157,419		$379,415	$1,498,124	$5,139,237	$10,414,000

Pro rata debt maturity and amortization schedule		Payments due by period(1)
	Fixed / Floating	2018	2019		2020	2021	2022 and after	Total
$1,000,000 Revolving credit facility	Floating	$—	$—		$—	$—	$—	$—
Convertible/exchangeable senior notes	Fixed	—	—		—	402,500	213,605	616,105
Corporate aircraft promissory note	Fixed	1,529	2,124		2,233	2,350	29,977	38,213
TruPS	Floating	—	—		—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	77	1,218,861		4,950	5,852	283,005	1,512,745
Healthcare	Floating	10,670	440,145		42,314	315,513	—	808,642
Industrial	Fixed	152	313		326	875	398,122	399,788
Hospitality	Fixed	—	—		—	10,520	—	10,520
Hospitality	Floating	—	512,000	(2)	247,750	204,440	1,464,639	2,428,829
Other Equity and Debt	Fixed	39,937	5,325		5,408	9,433	300,292	360,395
Other Equity and Debt	Floating	41,813	119,482		27,744	399,421	622,181	1,210,641
Total debt(3)		$94,178	$2,298,250		$330,725	$1,350,904	$3,591,938	$7,665,995
Notes:

(1)	Based on initial maturity dates or extended maturity dates to the extent criteria are met and the extension option is at the borrower’s discretion.
(2) During the third quarter 2018, refinanced and extended the fully extended maturity date from 2019 to 2025.
(3) Includes $196 million consolidated and CLNY OP share principal balance of debt related to assets held for sale.

Colony Capital | Supplemental Financial Report	18

IVa. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended June 30, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount(1)
Net operating income
Net operating income:
Senior Housing - Operating	$16,770	$11,890
Medical Office Buildings	13,718	9,726
Triple-Net Lease:
Senior Housing	14,483	10,268
Skilled Nursing Facilities	24,079	17,072
Hospitals	4,806	3,407
Total net operating income(2)	$73,856	$52,363

Portfolio overview	Total number of buildings	Capacity	% Occupied(3)	TTM Lease Coverage(4)	WA Remaining Lease Term
Senior Housing - Operating	109	6,436 units	86.8%	N/A	N/A
Medical Office Buildings	108	3.8 million sq. ft.	82.6%	N/A	N/A
Triple-Net Lease:
Senior Housing	83	4,153 units	82.3%	1.4x	11.5
Skilled Nursing Facilities	99	11,829 beds	82.2%	1.2x	6.4
Hospitals	14	872 beds	59.6%	3.3x	10.8
Total	413

Same store financial/operating results related to the segment
	% Occupied(3)		TTM Lease Coverage(4)		NOI(5)
	Q2 2018	Q1 2018	3/31/2018	12/31/2017	Q2 2018	Q1 2018	% Change
Senior Housing - Operating	86.8%	86.4%	N/A	N/A	$17,420	$17,472	(0.3)%
Medical Office Buildings	82.6%	83.2%	N/A	N/A	13,718	13,320	3.0%
Triple-Net Lease:
Senior Housing	82.3%	83.2%	1.4x	1.4x	15,544	15,530	0.1%
Skilled Nursing Facilities	82.2%	82.7%	1.2x	1.2x	25,942	26,854	(3.4)%
Hospitals	59.6%	55.3%	3.3x	3.5x	4,806	4,923	(2.4)%
Total					$77,430	$78,099	(0.9)%

Notes:

(1)	CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's interest of 71% as of June 30, 2018.

(2)
NOI includes $1.4 million consolidated or $1.0 million CLNY OP share of interest earned related to $77 million consolidated or $54 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended June 30, 2018. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(3)
Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB’s is as of last day in the quarter and for Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator’s patient occupancy for all types except MOB.

(4)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR.

(5)	Same Store Consolidated NOI excludes $3.2 million of termination fee revenue in Q1 2018 and excludes $3.6 million of non-recurring bad debt expense in Q2 2018.

Colony Capital | Supplemental Financial Report	19

IVb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended June 30, 2018, unless otherwise noted)
Triple-Net Lease Coverage(1)		% of Triple-Net Lease TTM NOI as of March 31, 2018
March 31, 2018 TTM Lease Coverage	# of Leases	Senior Housing	Skilled Nursing Facilities & Hospitals	% Total NOI	WA Remaining Lease Term
Less than 0.99x	6	7%	17%	24%	7 yrs
1.00x - 1.09x	2	—%	14%	14%	6 yrs
1.10x - 1.19x	—	—%	—%	—%	—
1.20x - 1.29x	1	4%	—%	4%	10 yrs
1.30x - 1.39x	2	—%	17%	17%	8 yrs
1.40x - 1.49x	1	—%	2%	2%	8 yrs
1.50x and greater	5	19%	20%	39%	9 yrs
Total / W.A.	17	30%	70%	100%	8 yrs

Revenue Mix(2)	March 31, 2018 TTM
	Private Pay	Medicare	Medicaid
Senior Housing - Operating	87%	3%	10%
Medical Office Buildings	100%	—%	—%
Triple-Net Lease:
Senior Housing	65%	—%	35%
Skilled Nursing Facilities	26%	20%	54%
Hospitals	11%	40%	49%
W.A.	60%	10%	30%

Notes:

(1)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources. The payor source percentages for the hospital category excludes two operating partners, whom do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony Capital | Supplemental Financial Report	20

IVb. Healthcare Real Estate - Portfolio Overview (cont’d)

($ in thousands; as of or for the three months ended June 30, 2018, unless otherwise noted)
Top 10 Geographic Locations by NOI
	Number of buildings	NOI
United Kingdom	44	$10,102
Indiana	55	7,323
Illinois	35	6,338
Florida	27	5,846
Oregon	31	4,932
Pennsylvania	11	4,807
California	15	4,552
Georgia	22	4,515
Texas	31	4,494
Ohio	35	4,340
Total	306	$57,249

Top 10 Operators/Tenants by NOI
	Property Type/Primary Segment	Number of buildings	NOI	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
Senior Lifestyle	Sr. Housing / RIDEA	82	$13,823	87.0%	N/A	N/A
Caring Homes (U.K.)(1)	Sr. Housing / NNN	44	10,102	86.7%	1.5x	15 yrs
Sentosa	SNF / NNN	11	4,807	87.6%	1.3x	10 yrs
Wellington Healthcare	SNF / NNN	11	4,429	89.1%	1.1x	9 yrs
Miller	SNF / NNN	28	3,848	72.0%	2.0x	N/A
Frontier	Sr. Housing / RIDEA / NNN	20	3,822	82.9%	N/A	N/A
Opis	SNF / NNN	11	2,806	89.2%	1.3x	6 yrs
Grace	SNF / NNN	9	2,604	80.5%	0.9x	3 yrs
Avanti Hospital Systems	Hospital	5	2,293	54.3%	4.9x	9 yrs
Consulate	SNF / NNN	10	2,018	80.1%	0.4x	10 yrs
Total		231	$50,552

Notes:

(1)	Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

Colony Capital | Supplemental Financial Report	21

Va. Industrial Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended June 30, 2018, unless otherwise noted)	Consolidated amount(1)	CLNY OP share of consolidated amount(1)
Net operating income
Net operating income	$49,078	$18,257

Portfolio overview
Total number of buildings	392
Rentable square feet (thousands)	47,497
% leased at end of period	92.9%
Average remaining lease term	3.8

Same store financial/operating results related to the segment	Q2 2018	Q1 2018	% Change
Same store number of buildings	304	304	—
% leased at end of period	93.9%	95.1%	(1.3)%
NOI	$35,490	$35,127	1.0%

Recent acquisitions & dispositions	Acquisition / Disposition date	Number of buildings	Rentable square feet (thousands)	% leased	Purchase price / Sales price
Q2 2018 acquisitions:
San Francisco industrial portfolio	4/13/2018	2	587	100.0%	$100,500
Las Vegas industrial portfolio	4/24/2018	2	363	45.0%	37,400
Northern NJ industrial portfolio	6/21/2018	10	640	91.3%	95,997
San Antonio industrial portfolio	6/28/2018	1	359	—%	23,400
Land for development	Various	N/A	N/A	N/A	589
Total / W.A.		15	1,949	68.5%	$257,886

Q2 2018 dispositions:
Southern NJ industrial property	5/29/2018	1	45	—%	$2,500
Total / W.A.		1	45	—%	$2,500

Q3 2018 acquisitions:
Baltimore industrial portfolio	7/2/2018	1	90	—%	$7,900
Baltimore industrial portfolio	7/12/2018	2	220	100.0%	$19,550
Las Vegas industrial portfolio	7/30/2018	2	205	100.0%	$15,995
Total / W.A.		5	515	81.8%	$43,445

Notes:

(1)
CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's interest of 37% as of June 30, 2018. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	22

Vb. Industrial Real Estate - Portfolio Overview

($ in thousands; as of or for the three months ended June 30, 2018, unless otherwise noted)
Top 10 Geographic Locations by NOI	Number of buildings	Rentable square feet (thousands)	NOI	% leased at end of period
Dallas	68	7,426	$7,401	93.9%
Atlanta	62	6,862	6,783	97.3%
New Jersey, South / Philadelphia	33	3,718	3,803	93.4%
Minneapolis	18	2,814	3,745	96.1%
Orlando	17	2,851	3,526	97.9%
Phoenix	28	3,230	3,293	98.4%
Maryland-BWI	21	2,806	3,178	93.5%
Chicago	26	2,786	2,601	83.7%
Houston	23	2,092	2,386	87.9%
Jacksonville	11	2,011	2,013	99.9%
Total / W.A.	307	36,596	$38,729	94.5%

Top 10 Tenant Base by Industry
Industry	Total leased square feet (thousands)	% of total
Warehousing & Transportation	17,444	39.6%
Manufacturing	7,699	17.5%
Wholesale Trade	4,345	9.9%
Professional, Scientific, and Technical Services	4,242	9.6%
Media & Information	2,911	6.6%
Health & Science	2,923	6.6%
Construction & Contractors	2,247	5.1%
Retail Trade	1,213	2.8%
Entertainment & Recreation	935	2.1%
Public Administration & Government	113	0.2%
Total	44,072	100.0%

Colony Capital | Supplemental Financial Report	23

VIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended June 30, 2018, unless otherwise noted)		CLNY OP share of consolidated amount(1)
EBITDA	Consolidated amount
EBITDA:
Select Service	$48,103	$45,361
Extended Stay	33,549	31,637
Full Service	4,326	4,079
Total EBITDA(2)	$85,978	$81,077

Portfolio overview by type
	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	Q2 2018 EBITDA	EBITDA margin
Select service	97	13,193	77.7%	$127	$99	$48,103	37.0%
Extended stay	66	7,936	82.9%	136	113	33,549	40.2%
Full service	4	962	77.3%	166	128	4,326	27.7%
Total / W.A.	167	22,091	79.6%	$132	$105	$85,978	37.5%

Same store financial/operating results related to the segment by brand
	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		EBITDA
Brand	Q2 2018	Q2 2017	Q2 2018	Q2 2017	Q2 2018	Q2 2017	Q2 2018	Q2 2017	% Change
Marriott	78.3%	77.0%	$131	$129	$102	$99	$66,313	$62,834	5.5%
Hilton	83.9%	82.0%	135	131	113	107	14,763	13,862	6.5%
Other	86.3%	84.2%	138	139	119	117	4,902	4,995	(1.9)%
Total / W.A.	79.6%	78.2%	$132	$130	$105	$102	$85,978	$81,691	5.2%

Notes:

(1)	CLNY OP Share represents Consolidated EBITDA multiplied by CLNY OP's interest of 94% as of June 30, 2018.

(2)
Q2 2018 EBITDA excludes a FF&E reserve contribution amount of $10.0 million consolidated or $9.4 million CLNY OP share. For a reconciliation of net income/(loss) attributable to common stockholders to EBITDA please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	24

VIb. Hospitality Real Estate - Portfolio Overview

($ in thousands; as of June 30, 2018, unless otherwise noted)
Top 10 Geographic Locations by EBITDA	Number of hotels	Number of rooms	Number of rooms-select service	Number of rooms-extended stay	Number of rooms-full service	EBITDA
California	18	2,254	1,243	1,011	—	$12,736
Texas	28	3,230	1,952	1,278	—	9,260
Florida	12	2,060	1,186	291	583	7,213
New Jersey	12	1,884	718	942	224	6,917
Virginia	11	1,473	1,210	263	—	5,530
New York	8	1,010	710	300	—	4,188
Washington	5	664	160	504	—	3,993
North Carolina	7	981	831	150	—	3,820
Georgia	7	974	694	280	—	3,444
Michigan	6	809	601	208	—	3,362
Total / W.A.	114	15,339	9,305	5,227	807	$60,463

Colony Capital | Supplemental Financial Report	25

VIIa. CLNC

($ in thousands, except as noted and per share data; as of June 30, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Colony Credit Real Estate, Inc. (NYSE: CLNC)
CLNY OP interest in CLNC as of August 6, 2018	36.6%	36.6%
CLNC shares beneficially owned by OP and common stockholders	48.0 million	48.0 million
CLNC share price as of August 6, 2018	$21.08	$21.08
Total market value of CLNC shares	$1,011,376	$1,011,376
Net carrying value - CLNC	$1,146,355	$1,146,355

Colony Capital | Supplemental Financial Report	26

VIIIa. Other Equity and Debt - Strategic Investments

($ in thousands, except as noted and per share data; as of June 30, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
NorthStar Realty Europe Corp. (NYSE: NRE)
CLNY OP interest in NRE as of August 6, 2018	11.2%	11.2%
NRE shares beneficially owned by OP and common stockholders	5.6 million	5.6 million
NRE share price as of August 6, 2018	$13.52	$13.52
Total market value of NRE shares	$76,206	$76,206
Carrying value - NRE	75,044	75,044

CLNY's GP Co-investments in CDCF IV Investments - CLNY's Most Recent Flagship Institutional Credit Fund
Assets - carrying value(1)	$1,112,419	$199,057
Debt - UPB	293,397	58,437
Net carrying value	$819,022	$140,620

NBV by Geography:
U.S.	27.6%	16.0%
Europe	72.4%	84.0%
Total	100.0%	100.0%

Other GP Co-investments (2)
Assets - carrying value(1)	$688,186	$644,296
Debt - UPB	363,174	363,174
Net carrying value	$325,012	$281,122

Notes:

(1)	$1.1 billion consolidated and $573 million CLNY OP share are classified as Loans Receivable on the Company's balance sheet.

(2)
Other GP co-investments represents: i) seed investments in certain registered investment companies sponsored by the Company, ii) investments in the general partnership of third party real estate operators primarily to seed investment commitments with their limited partners for which the Company will receive its share of earnings and incentive fees, or iii) general partnership capital in a fund or investment.

Colony Capital | Supplemental Financial Report	27

VIIIb. Other Equity and Debt - Net Lease and Other Real Estate Equity

($ in thousands; as of June 30, 2018, unless otherwise noted)
Net Lease Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			NOI	NOI
U.S. office	5	878	$2,415	$2,283	80.6%	5.1
Europe office	29	1,478	5,514	5,514	100.0%	11.6
Total / W.A.	34	2,356	$7,929	$7,797	92.8%	9.2

Other Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			Undepreciated carrying value	Undepreciated carrying value
U.S.:
Office	14	1,482	$272,779	$236,558	66.6%	5.8
Hotel(1)	100	N/A	1,234,872	680,736	75.0%	N/A

Europe:
Industrial	37	2,753	163,942	73,774	100.0%	6.0
Office	27	920	83,551	41,776	80.2%	11.7
Mixed / Retail	151	4,390	698,032	238,719	63.3%	4.2
Total / W.A.	329	9,545	$2,453,176	$1,271,563	76.0%	5.7

Unconsolidated joint ventures (Other RE Equity)
Preferred equity:
Multifamily			$341,676	$341,676

Equity & Other:
Albertsons			89,129	44,564
Residential Land			66,830	34,734
Other			28,742	28,742
Corporate CLO Equity			17,965	17,965
Multifamily			10,372	9,335
Total			$554,714	$477,016

Notes:

(1)	Includes $150 million consolidated or $83 million CLNY OP share of restricted cash.

Colony Capital | Supplemental Financial Report	28

VIIIc. Other Equity and Debt - Real Estate Debt

($ in thousands, except as noted; as of June 30, 2018, unless otherwise noted)
Portfolio Overview(1)
	Consolidated amount	CLNY OP share of consolidated amount
Non-PCI loans(2)
Carrying value - consolidated	$492,573	$352,537
Non-recourse investment-level financing (UPB)	22,523	16,456
Carrying value - equity method investments	27,037	19,527
		.
PCI loans(2)
Carrying value - consolidated	121,918	55,019
Non-recourse investment-level financing (UPB)	14,224	7,323
Carrying value - equity method investments	1,368	1,368

Other
Carrying value - real estate assets (REO)	25,721	14,689

Total Portfolio
Carrying value - consolidated	614,491	407,556
Carrying value - equity method investments	28,405	20,895
Carrying value - real estate assets (REO)	25,721	14,689
Non-recourse investment-level financing (UPB)	36,747	23,779

Notes:

(1)	Excludes $77 million consolidated or $54 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	29

VIIIc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended June 30, 2018, unless otherwise noted)
Non-strategic real estate debt by loan type(1)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI loans(2)
Fixed rate
First mortgage loans	$63,979	$46,757	8.6%	9.2
Second mortgage loans / B-notes	211,182	116,392	7.8%	2.3
Mezzanine loans	122,937	93,634	2.9%	1.6
Corporate	28,290	28,290	8.1%	8.5
Total fixed rate non-PCI loans	426,388	285,073	6.3%	3.8

Variable rate
First mortgage loans	69,901	69,901	8.9%	2.0
Total variable rate non-PCI loans	69,901	69,901	8.9%	2.0

Total non-PCI loans	496,289	354,974
Allowance for loan losses	(3,716)	(2,437)
Total non-PCI loans, net of allowance for loan losses	492,573	352,537

PCI loans(2)
First mortgage loans	167,890	62,964
Mezzanine loans	3,671	3,671
Total PCI loans	171,561	66,635
Allowance for loan losses	(49,643)	(11,616)
Total PCI loans, net of allowance for loan losses	121,918	55,019

Total loans receivable, net of allowance for loan losses	$614,491	$407,556

Notes:

(1)	Excludes $77 million consolidated or $54 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	30

VIIIc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended June 30, 2018, unless otherwise noted)
Non-strategic real estate debt by collateral type(1)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI Loans(2)
Retail	$171,674	$160,932	3.6%	1.0
Office	134,128	67,064	13.5%	3.6
Multifamily	68,465	51,243	8.6%	9.9
Corporate	28,290	28,290	8.1%	8.5
Hospitality	52,578	26,289	10.3%	2.1
Land	37,439	18,719	—%	0.9
Total non-PCI loans, net of allowance for loan losses	492,574	352,537	6.9%	3.5

PCI Loans(2)
Retail	45,459	23,290
Multifamily	26,785	11,401
Industrial	16,931	8,280
Office	5,061	4,114
Hospitality	14,088	2,818
Land	2,334	467
Residential	670	134
Other	10,590	4,515
Total PCI loans, net of allowance for loan losses	121,918	55,019

Total loans receivable, net of allowance for loan losses	$614,492	$407,556

Notes:

(1)	Excludes $77 million consolidated or $54 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	31

VIIId. Other Equity and Debt - Real Estate PE Fund Interests

($ in thousands, except as noted; as of or for the three months ended June 30, 2018, unless otherwise noted)
Operating Results
Q2 2018 income(1)	$—
Return of capital	23,066
Total distributions	23,066
Contributions	952
Net	$22,114

Carrying value	$142,744

Investment by Types(2)		Investment by Geography(2)
Type	%	Location	%
Land	24%	Northeast	25%
Multifamily	14%	West	20%
Office	14%	Cash	14%
Cash	14%	Midwest	11%
Other	11%	Primarily Various U.S.	9%
Retail	10%	Southeast	6%
Lodging	5%	Asia	6%
Residential/Condo	4%	Mid-Atlantic	5%
Debt	3%	Europe	4%
Industrial	1%
Total	100%	Total	100%

Notes:

(1)
As of June 30, 2018, the Company had contracts to sell the majority of its real estate private equity investments and concurrent with the sale the Company discontinued recognizing income for such investments.

(2)	Represents the underlying fund interests in PE Investments by investment type and geographic location based on NAV as of March 31, 2018.

Colony Capital | Supplemental Financial Report	32

VIIIe. Other Equity and Debt - CRE Securities

($ in thousands; as of June 30, 2018)
Portfolio Overview	Carrying Value
Deconsolidated CDO bonds	$63,237
Deconsolidated CDO equity	14,770
CMBS	199

Core FFO
Q2 2018 aggregate Core FFO(1)	$2,851

Notes:
(1) Excludes Core FFO of a consolidated CDO and deconsolidated CDO bonds which the Company sold or were paid off during the second quarter 2018.

Colony Capital | Supplemental Financial Report	33

IXa. Investment Management - Summary Metrics

($ in thousands, except as noted; as of June 30, 2018)	Q2 2018 Fee Revenue - CLNY OP Share
Overview

Institutional funds(1)	$17,171
Colony Credit Real Estate (NYSE:CLNC)	11,998
NorthStar Realty Europe (NYSE:NRE)	4,222
Retail companies	6,534
Non-wholly owned REIM platforms (earnings of investments in unconsolidated ventures)(2)	(809)
Total Q2 2018 reported fee revenue and REIM platform earnings of investments in unconsolidated ventures	$39,116
Operating Results
Revenues
Total fee revenue and REIM earnings of investments in unconsolidated ventures	$39,116
Other income and commission income	9,618
Expenses
Investment, servicing and commission expenses	5,923
Depreciation and amortization	6,204
Impairment loss(3)	60,312
Compensation expense	15,299
Administrative expenses	1,959
Total expenses	89,697
Other gain (loss), net	(123)
Earnings of investments in unconsolidated ventures(4)	(11,788)
Income tax benefit	2,882
Net income attributable to common interests in OP and common stockholders	(49,992)
Real estate depreciation and amortization	785
(Gain) loss from sales of depreciable real estate	(48)
(Gains) and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	16,437
Equity-based compensation expense	1,815
Straight-line rent revenue and expense	(20)
Amortization of deferred financing costs and debt premiums and discounts	55
Unrealized fair value gains or losses and foreign currency remeasurements	23
Amortization and impairment of investment management intangibles	66,550
Non-real estate depreciation and amortization	10
Tax (benefit) expense, net	(1,475)
Core FFO	$34,140

Notes:

(1)	Includes a $3 million fee related to fund raising in the second quarter 2018 for the investment in AccorInvest, the property arm of AccorHotels.

(2)	Earnings of investments in unconsolidated ventures includes a $4.2 million negative prior period adjustment related to the Company's investment in RXR Realty.

(3)	Includes a $60 million writeoff of an intangible asset related to the NorthStar trade name as a result of the name change of the Company from Colony NorthStar, Inc. to Colony Capital, Inc.

(4)	Includes $13 million of impairments to interests in non-wholly owned REIM platforms and $2 million of unrealized carried interest from the industrial platform.

Colony Capital | Supplemental Financial Report	34

IXb. Investment Management – Assets Under Management

($ in millions, except as noted; as of June 30, 2018, unless otherwise noted)
Segment	Products (FEEUM)	Description	AUM CLNY OP Share	FEEUM CLNY OP Share	Fee Rate

Institutional Funds	• Credit ($2.7 billion) • Core plus / value-added ($0.3 billion) • Opportunistic ($0.5 billion) • Colony Industrial ($1.5 billion) • Other co-investment vehicles ($1.2 billion)	• 26 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships • Colony Industrial Open-End Fund	$9,955	$6,172.8%
Public Companies	• Colony Credit Real Estate, Inc. ($3.1 billion) • NorthStar Realty Europe Corp. ($1.1 billion)	• CLNC: NYSE-listed credit focused REIT • NRE: NYSE-listed European equity REIT • Contracts with base management fees with potential for incentive fees	5,181	4,218	1.5%
Retail Companies	• NorthStar Healthcare ($1.6 billion) • NorthStar/RXR NY Metro Real Estate • NorthStar Real Estate Capital Income Funds(1)	• Manage public non-traded vehicles earning asset management and performance fees	3,616	1,657	1.5%
Non-Wholly Owned REIM Platforms	• Digital Real Estate Infrastructure Co-sponsored Vehicle • RXR Realty • American Healthcare Investors • Steelwave • Hamburg Trust	• CLNY recognizes at-share earnings from underlying non-wholly owned REIM platforms • 50% investment in Digital Colony, the Company's digital real estate infrastructure vehicle established in partnership with Digital Bridge with an aggregate $3.0 billion of committed capital as of June 30, 2018 • 27% investment in RXR Realty, a real estate owner, developer and investment management company with $18 billion of AUM • 43% investment in American Healthcare Investors, a healthcare investment management firm and sponsor of non-traded vehicles with $3 billion of AUM	9,392	5,033	N/A
Total			$28,144	$17,080

Notes:

(1)	NorthStar Real Estate Capital Income Funds represents a master/feeder structure and pools investor capital raised through three feeder funds.

Colony Capital | Supplemental Financial Report	35

APPENDICES

Colony Capital | Supplemental Financial Report	36

Xa. Appendices - Definitions

Assets Under Management (“AUM”)
Assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. AUM is based on reported gross undepreciated carrying value of managed investments as reported by each underlying vehicle at June 30, 2018. AUM further includes a) uncalled capital commitments and b) includes the Company’s pro-rata share of each affiliate non wholly-owned real estate investment management platform’s assets as presented and calculated by the affiliate. Affiliates include the co-sponsored digital real estate infrastructure vehicle, RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

CLNY OP
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. CLNY OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents a) the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement and b) the Company’s pro-rata share of fee bearing equity of each affiliate as presented and calculated by the affiliate. Affiliates include the co-sponsored digital real estate infrastructure vehicle, RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Healthcare same store portfolio: defined as properties in operation throughout the full periods presented under the comparison and included 413 properties in the sequential quarter to quarter and year to year comparisons. Properties acquired, disposed or held for sale during these periods are excluded for the same store portfolio and same store results exclude termination fee revenue and certain non-recurring bad debt expense.

Industrial same store portfolio: consisted of 304 buildings. The same store portfolio is defined once a year at the beginning of the current calendar year and includes buildings that were owned, stabilized and held-for-use throughout the entirety of both the current and prior calendar years. Properties acquired, disposed or held-for-sale after the same store portfolio is determined are excluded. Stabilized properties are defined as properties owned for more than one year or are greater than 90% leased. Same store NOI excludes lease termination fee revenue.

Hospitality same store portfolio: defined as hotels in operation throughout the full periods presented under the comparison and included 167 hotels in the year to year comparison.

NOI: Net Operating Income. NOI for healthcare and industrial segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

EBITDA: Earnings before Interest, Income Taxes, Depreciation and Amortization. EBITDA for the hospitality segment represents net income from continuing operations of that segment excluding the impact of interest expense, income tax expense or benefit, and depreciation and amortization.

Colony Capital | Supplemental Financial Report	37

Xa. Appendices - Definitions

Earnings Before Interest, Tax, Depreciation, Amortization and Rent (“EBITDAR”)
Represents earnings before interest, taxes, depreciation, amortization and rent for facilities accruing to the tenant/operator of the property (not the Company) for the period presented. The Company uses EBITDAR in determining TTM Lease Coverage for triple-net lease properties in its Healthcare Real Estate segment. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants to generate sufficient liquidity to meet related obligations to the Company.

TTM Lease Coverage
Represents the ratio of EBITDAR to recognized cash rent for owned facilities on a trailing twelve month basis. TTM Lease Coverage is a supplemental measure of a tenant’s/operator’s ability to meet their cash rent obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.

ADR: Average Daily Rate

RevPAR: Revenue per Available Room

UPB: Unpaid Principal Balance

PCI: Purchased Credit-Impaired

REIM: Real Estate Investment Management

Colony Capital | Supplemental Financial Report	38

Xb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA

($ in thousands; for the three months ended June 30, 2018)
NOI and EBITDA Determined as Follows	Healthcare	Industrial	Hospitality	Other Equity and Debt—Net Lease Properties
Total revenues	$145,419	$72,477	$229,373	$10,355
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(1,580)	(2,554)	(6)	(393)
Interest income	—	(62)	—	—
Other income	—	—	(68)	—
Property operating expenses(1)	(69,983)	(20,483)	(143,321)	(2,033)
Compensation expense(1)	—	(300)	—	—
NOI or EBITDA	$73,856	$49,078	$85,978	$7,929

Reconciliation of Net Income (Loss) from Continuing Operations to NOI/EBITDA
	Healthcare	Industrial	Hospitality
Net income (loss) from continuing operations	$(20,080)	$4,668	$6,771
Adjustments:
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(1,580)	(2,554)	(6)
Interest income	—	(62)	—
Interest expense	45,179	10,856	36,494
Transaction, investment and servicing costs	3,110	60	3,546
Depreciation and amortization	38,229	32,482	35,925
Impairment loss	1,982	174	—
Compensation and administrative expense	2,196	3,416	1,598
Other (gain) loss, net	4,465	—	162
Other income	—	—	(68)
Income tax (benefit) expense	355	38	1,556
NOI or EBITDA	$73,856	$49,078	$85,978

Notes:

(1)
For healthcare and hospitality, property operating expenses includes property management fees paid to third parties. For industrial, there are direct costs of managing the portfolio which are included in compensation expense.

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Xb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA (cont’d)

($ in thousands; for the three months ended June 30, 2018)
Reconciliation of Net Income from Continuing Operations of Other Equity and Debt Segment to NOI of Net Lease Real Estate Equity
Other Equity and Debt
Net income from continuing operations	$61,853
Adjustments:
Property operating income of other real estate equity	(135,500)
Straight-line rent revenue and amortization of above- and below-market lease intangibles for net lease real estate equity	(375)
Interest income	(42,586)
Fee and other income	(2,509)
Property operating expense of other real estate equity	84,836
Interest expense	46,476
Transaction, investment and servicing costs	13,362
Depreciation and amortization	23,521
Provision for loan loss	13,933
Impairment loss	7,366
Compensation and administrative expense	5,975
Gain on sale of real estate assets	(42,702)
Other loss, net	(18,216)
Earnings of investments in unconsolidated ventures	(7,767)
Income tax expense	262
NOI of net lease real estate equity	$7,929

Colony Capital | Supplemental Financial Report	40